Exhibit 10.9

ISDA®
International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of

BANK OF AMERICA, N.A. (“Party A”)	and	Verizon Owner Trust 2018-A (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions.  This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:—

1.         Interpretation

(a)        Definitions.  The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b)        Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)        Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.         Obligations

(a)        General Conditions.

(i)        Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)        Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.  Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)        Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b)        Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)        Netting of Payments.  If on any date amounts would otherwise be payable:—

(i)        in the same currency; and

(ii)        in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions).  If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing.  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)        Deduction or Withholding for Tax.

(i)        Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)        promptly notify the other party (“Y”) of such requirement;

(2)        pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)        promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)         if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)        the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)        the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)        Liability.  If:—

(1)        X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)        X does not so deduct or withhold; and

(3)        a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.         Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement).  If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)        Basic Representations.

(i)        Status.  It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)        Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)       No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)        Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)        Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)        Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)        Absence of Litigation.  There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)        Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)        Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)        Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g)        No Agency.  It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.         Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)        Furnish Specified Information.  It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)         any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)        any other documents specified in the Schedule or any Confirmation; and

(iii)        upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)        Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)        Comply With Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)        Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)        Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.         Events of Default and Termination Events

(a)        Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:—

(i)        Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii)        Breach of Agreement; Repudiation of Agreement.

(1)        Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2)        the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any

Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii)        Credit Support Default.

(1)        Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)        the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)        the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv)        Misrepresentation.  A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)        Default Under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)        defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2)        defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3)        defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4)        disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)       Cross-Default.  If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:—

(1)        a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2)        a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii)        Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)      Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—

(1)        the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2)        the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)        Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—

(i)        Illegality.  After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—

(1)        for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)        for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii)        Force Majeure Event.  After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—

(1)        the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2)        such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii)        Tax Event.  Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv)        Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v)        Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party).  A “Designated Event” with respect to X means that:—

(1)        X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2)        any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3)        X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi)        Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)        Hierarchy of Events.

(i)        An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii)         Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii)         If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d)        Deferral of Payments and Deliveries During Waiting Period.  If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—

(i)        the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii)        if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e)        Inability of Head or Home Office to Perform Obligations of Branch.  If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.         Early Termination; Close-Out Netting

(a)        Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)        Right to Terminate Following Termination Event.

(i)        Notice.  If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require.  If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii)        Transfer to Avoid Termination Event.  If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)        Two Affected Parties.  If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

(iv)        Right to Terminate.

(1)        If:—

(A)        a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B)        a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non- affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2)        If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—

(A)        Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions.  Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B)        An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c)        Effect of Designation.

(i)        If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)        Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement.  The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

(d)        Calculations; Payment Date.

(i)        Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (I) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii)        Payment Date.  An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e)        Payments on Early Termination.  If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i)        Events of Default.  If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non- defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.  If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii)        Termination Events.  If the Early Termination Date results from a Termination Event:—

(1)        One Affected Party.  Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2)        Two Affected Parties.  Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y.  If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

(3)          Mid-Market Events.  If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—

(A)        if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B)        in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii)        Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)        Adjustment for Illegality or Force Majeure Event.  The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event.  Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v)        Pre-Estimate.  The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty.  Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f)        Set-Off.  Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non- affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation).  To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects.  X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest.  This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.         Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)        a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)        a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.         Contractual Currency

(a)        Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”).  To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.  If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.  If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)        Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c)        Separate Indemnities.  To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)        Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.         Miscellaneous

(a)        Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter.  Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b)        Amendments.  An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c)        Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)        Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)        Counterparts and Confirmations.

(i)        This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii)        The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise).  A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f)        No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)        Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h)        Interest and Compensation.

(i)        Prior to Early Termination.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—

(1)        Interest on Defaulted Payments.  If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2)        Compensation for Defaulted Deliveries.  If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate.  The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3)        Interest on Deferred Payments.  If:—

(A)        a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B)        a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C)        a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4)        Compensation for Deferred Deliveries.  If:—

(A)        a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B)        a delivery is deferred pursuant to Section 5(d); or

(C)        a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii)        Early Termination.  Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—

(1)        Unpaid Amounts.  For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2)        Interest on Early Termination Amounts.  If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii)        Interest Calculation.  Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.       Offices; Multiibranch Parties

(a)        If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred.  This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b)        If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c)        The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office.  Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction.  Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.         Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of- pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.         Notices

(a)        Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—

(i)        if in writing and delivered in person or by courier, on the date it is delivered;

(ii)        if sent by telex, on the date the recipient’s answerback is received;

(iii)        if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)        if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v)        if sent by electronic messaging system, on the date it is received; or

(vi)        if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b)        Change of Details.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.         Governing Law and Jurisdiction

(a)        Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)        Jurisdiction.  With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:—

(i)        submits:—

(1)        if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2)        if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii)        waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii)        agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c)        Service of Process.  Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party.  The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv).  Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d)        Waiver of Immunities.  Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.         Definitions

As used in this Agreement:—

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:—

(a)        in respect of the determination of an Unpaid Amount:—

(i)        in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii)        in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii)        in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv)        in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)        in respect of an Early Termination Amount:—

(i)        for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:—

(1)        if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2)        if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3)        in all other cases, the Applicable Deferral Rate; and

(ii)       for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:—

(1)        if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2)        if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3)        if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4)        in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:—

(a)        for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b)        for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)        for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in

Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result.  The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions.  Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out- of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—

(i)        quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii)        information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii)        information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards.  When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised.  Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:—

(1)        application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2)        application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and “electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly.

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m.  (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate.  The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Bank of America, N.A.	Verizon Owner Trust 2018-A
By: _______________________ Name: Title:	By: _______________________ Name: Title:

SCHEDULE
to the
2002 ISDA Master Agreement

dated as of October 5, 2018

between

BANK OF AMERICA, N.A.
(“Party A” or “Counterparty”)

and

VERIZON OWNER TRUST 2018-A
 (“Party B” or “Trust”)

Part 1.          Termination Provisions

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),          Not applicable
Section 5(a)(vi),          Not applicable
Section 5(a)(vii),          Not applicable
Section 5(b)(v),          Not applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),          Not applicable
Section 5(a)(vi),          Not applicable
Section 5(a)(vii),          Not applicable
Section 5(b)(v),          Not applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A or Party B.

(d)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and Party B.

(e)
No Bankruptcy Petition. The Counterparty agrees, for itself and any Affiliate of the Counterparty, that, prior to the date that is two years and one day after the payment in full of all the obligations of the Trust under the Indenture, no such entity shall acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Trust to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Trust, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Trust; provided that the foregoing shall not  be deemed to prevent the Indenture Trustee from filing a proof of claim in any such proceeding.  The provisions of this

Part 1(e) will survive termination of this Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Indenture.

(f)	Events of Default and Termination Events.

(i)
The “Events of Default” specified in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(v) shall not apply to Party B, except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under the Credit Support Annex.

(g)
Notwithstanding anything to the contrary in Section 5(a)(iii)(1) or Paragraph 7(i) of the Credit Support Annex, the failure of Party A to post collateral in accordance with the Credit Support Annex will not constitute an Event of Default, but rather will constitute an Additional Termination Event under Part 1(l)(i), (ii) or (iii) as applicable.

(h)	Bankruptcy definition in relation to Party B. With respect to the Party B only, Section 5(a)(vii) (Bankruptcy) is deemed to be amended such that:

(i)	Section 5(a)(vii)(2), (7) and (9) will not apply in respect of Party B;

(ii)	Section 5(a)(vii)(3) will not apply in respect of Party B to the extent that it refers to any assignment, arrangement or composition that is effected by or pursuant to the Transaction Documents;

(iii)	Section 5(a)(vii)(4) will not apply in respect of Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of Party A’s Affiliates;

(iv)
Section 5(a)(vii)(6) will not apply in respect of Party B to the extent that it refers to (a) any appointment that is effected by or pursuant to the Transaction Documents or (b) any appointment that the Issuer has not become subject to; and

(v)	Section 5(a)(vii)(8) will apply to Party B but only to the extent that it applies to Sections 5(a)(vii)(1), (3), (4), (5) and (6) as amended above.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A or Party B.

(j)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)          To the extent that the Counterparty is required to pay any Termination Payment to the Trust, it will be payable on the day following the day that notice of the amount payable is given to the Counterparty.

(ii)          To the extent that the Trust is required to pay any Termination Payment to the Counterparty, where the Counterparty is the Defaulting Party or sole Affected Party, the Trust shall pay such Termination Payment subordinate to payments on the Notes, in accordance with Section 8.2 of the Indenture.

(l)	“Termination Currency” means United States Dollars.

(m)
“Additional Termination Event” will apply to Party A.  The occurrence of any of the following events shall constitute an Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions:

(i)          S&P Collateral Remedy Period Event.  An Initial S&P Ratings Event or Subsequent S&P Ratings Event occurs and Party A does not take the measures described in Part 5(k)(1)(A) or Part 5(k)(2)(A) below as required on or prior to the last day of the Collateral Remedy Period (as applicable) unless at such time Party A has successfully procured one of the measures described in 5(k)(1)(B)(i) or (ii) or Part 5(k)(2)(B)(i) or (ii), as the case may be.

(ii)          S&P Non-Collateral Remedy Period Event.  A Subsequent S&P Ratings Event occurs and Party A does not successfully procure one of the measures described in Part 5(k)(2)(B)(i) or (ii) below following a Subsequent S&P Ratings Event within the Non-Collateral Remedy Period and Party A has received an offer that was, when made, capable of becoming legally binding upon acceptance, from a counterparty that would qualify as an Eligible Replacement, to enter into replacement transactions with Party A in respect of the Affected Transactions.

(iii)          Fitch Downgrade Event.  Party A fails to comply with the provisions of Part 5(l) herein.

(n)
“Additional Termination Event” will apply to Party B.  The occurrence of the following event shall constitute an Additional Termination Event, in respect of which Party B shall be the sole Affected Party and all Transaction shall be Affected Transactions:

The Class A Notes have been declared immediately due and payable.

Notwithstanding anything to the contrary in Section 6(b)(iv)(1) of the Agreement, if Party A has not, on or prior to the second Local Business Day following Party B’s giving of the notice specified in Section 6(b)(i) of the Agreement in respect of the foregoing Additional Termination Event, given notice pursuant to Section 6(b)(iv)(1) to designate an Early Termination Date, then Party B may, if such event is then continuing, by not more than 20 days’ notice to Party A designate a day not earlier than the day such notice is effective as the Early Termination Date for all Affected Transactions. For the avoidance of doubt, nothing in the preceding sentence shall modify provisions of the Agreement governing the effects of such notice or the determination of the Early Termination Amount by Party A as the Non-affected Party.

Part 2.          Representations

(a)
Basic Representations.  For the purposes of Section 3(a)(iii) and Section 3(a)(v) of this Agreement, Party A’s representations are given, with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), on the assumption of the accuracy of Party B’s representations and warranties in Part 4(o) of this Schedule.

(b)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(c)	Payee Representations. For the purpose of Section 3(f) of this Agreement,

(i)	Party A makes the following representation:

(A)          It is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M), and its federal taxpayer identification number is 94-1687665.

(B)          It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(ii)	Party B makes the following representations:

(A)          For United States federal income tax purposes, it is acting as a security device on behalf various Verizon affiliates listed on Schedule I hereto (each a “Verizon Affiliate”) and holds assets and enters into agreements as a nominee on behalf of each Verizon Affiliate.

(B)       Each Verizon Affiliate is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).

Part 3.          Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	A valid complete, accurate and executed United States Internal Revenue Service Form W-9, or any successor of such form including appropriate attachments.
(i)  Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by the other party, and (iii) promptly upon learning that any form previously provided to the other party has become obsolete, incorrect, or ineffective.

Party B	A valid complete, accurate and	(i) Upon execution and delivery of this

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
executed United States Internal Revenue Service Form W-9 from each Verizon Affiliate listed on Schedule I hereto, or any successor of such form.
Agreement, (ii) promptly upon reasonable demand by the other party, and (iii) promptly upon learning that any form previously provided to the other party has become obsolete, incorrect, or ineffective.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Form / Document / Certificate	Date by which Document shall be Delivered	Covered by Section 3(d) Representation
Party A and Party B
A certificate (including a photocopy or facsimile copy thereof) executed by a duly authorized officer of the party certifying the name, authentic signature and authority of each person executing this Agreement or any Confirmation on its behalf.
		Upon execution of this Agreement and in the case of a Confirmation, upon request by the other party.	Yes.
Party A	Most recent annual audited financial statements of Party A, prepared in accordance with generally accepted accounting principles in the country in which the party is organized.	Within 120 days after the end of the relevant fiscal year.	Yes.
Party B	Evidence of necessary corporate or other authorizations and approvals with respect to the execution, delivery and performance of this Agreement.	Upon execution of this Agreement.	Yes.
Party B	Amended and Restated Trust Agreement of Party B.	Upon execution of this Agreement.	Yes.

Part 4.          Miscellaneous

(a)	Address for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Bank of America Merrill Lynch
1133 Avenue of the Americas
42nd Floor, NY1-533-42-01
New York, NY 10036-6710
Attention: Agreements & Documentation
Facsimile No.: (212) 548-8622
With a copy to the following address:-

Email: dg.dg_gmg_cid_fax_notices@bofasecurities.com

With respect to a Transaction, to the address specified in the relevant Confirmation.

Address for notices or communications to Party B:

Verizon Owner Trust 2018-A
c/o: Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, NJ 07920
Attn: Kee Chan Sin
Fax: (908) 630-2615
Telephone: (908) 559-5870
 Email: kee.chan.sin@one.verizon.com

With a mandatory copy of any notice pursuant to Section 5 or Section 6 to:

Verizon Owner Trust 2018-A
c/o: Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, NJ 07920
 Attn: Legal Department

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)	Offices. The provision of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is a Multibranch Party and for purposes of this Agreement may act through the following Office: Charlotte.

Party B is not a Multibranch Party.

(e)
Calculation Agent.  The Calculation Agent is Party A, unless otherwise specified in the Confirmation in relation to the relevant Transaction; provided, however, if Party A is the Defaulting Party, the Calculation Agent shall be a leading dealer in the market for interest rate derivatives selected by Party B (or any designated third party mutually agreed to in writing by the parties) until such time as Party A is no longer a Defaulting Party.  The parties shall endeavor to resolve any disputes regarding the Calculation Agent’s determination in good faith. If the parties are unable to resolve such dispute within a commercially reasonable time, the parties shall mutually select a dealer in the applicable instrument to act as Calculation Agent with respect to the issue in dispute.

(f)	Credit Support Document. Details of any Credit Support Document:

The Counterparty:	The Credit Support Annex between the parties hereto annexed hereto which supplements, forms part of, and is subject to, this Agreement, as amended from time to time.

Any guarantee (including any Eligible Guarantee as defined in Parts 5(t)(4) and 5(t)(5) hereof) of the Counterparty’s obligations hereunder procured by the Counterparty in compliance with this Agreement.

The Trust:
The Credit Support Annex between the parties hereto annexed hereto which supplements, forms part of, and is subject to, this Agreement, as amended from time to time, solely in respect to the Trust’s obligations under Paragraph 3(b), Paragraph 6 and Paragraph 8(d) of the Credit Support Annex.

(g)	Credit Support Provider. Credit Support Provider means:

(i)	in relation to Party A: The guarantor under any guarantee (including any Eligible Guarantee) of the Counterparty’s obligations hereunder procured by the Counterparty in compliance with this Agreement.

(ii)	in relation to Party B: Not applicable

(h)
Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law principles but without prejudice to Section 5-1401 of the General Obligations Law of the State of New York).

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement, provided that Party B will be deemed to have no Affiliates for purposes of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c): “Specified Entity” means in relation to Party A, none, and in relation to Party B, none.

(l)	Section 3(a) of this Agreement is amended by inserting the following additional representations:

“(vi)          Eligible Contract Participant. Each party represents to the other party which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act, as amended from time to time.

(vii)          Party B is not a “Special Entity” as such term is defined in the U.S. Commodity Exchange Act and the rules and regulations promulgated thereunder.”

(m)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(n)	Additional Representations will apply. For the purpose of Section 3 of this Agreement, the following shall constitute Additional Representations:

(i)
Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)
Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)
Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(o)
No Plan Assets. Party B represents and warrants to Party A (which representation and warranty will be deemed to be repeated by Party B at all times until the termination of this Agreement and will be deemed a representation and agreement for all purposes of this Agreement, including without limitation Sections 3, 4, 5(a)(ii) and 5(a)(iv)) that the assets of Party B do not and will not constitute the assets of an employee benefit plan subject to Title I of ERISA or a “plan” within the meaning of Section 4975(e)(i) of the Code.

(p)
Recording of Conversations.  Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(q)
Waiver of Right to Trial by Jury.  EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Part 5.          Other Provisions

(a)
Security Interest.  Notwithstanding Section 7 of this Agreement, Party A hereby acknowledges and consents to the assignment (by way of security or otherwise) by Party B of its rights, title and interest in, under and to this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Security Trustee (or any successor thereto) pursuant to and in accordance with the Transaction Documents and acknowledges notice of such assignment.

(b)
ISDA Definitions.  Reference is hereby made to the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., which shall be incorporated by reference into this Agreement.  Any terms used and not otherwise defined herein that are contained in the ISDA Definitions shall have the meaning set forth therein.

(c)
Inconsistency.  Section 1(b) (“Inconsistency”) is modified to provide that in the event of any inconsistency between the provisions of this Agreement (including this Schedule) and the ISDA Definitions referred to above, this Agreement will control.  In the event of any inconsistency between the provisions of any Confirmation and this Agreement (including this Schedule) or the ISDA Definitions, such Confirmation will control for the purpose of the relevant Transaction.

(d)	Change of Account. The following proviso is inserted at the end of Section 2(b) after “change”:

“; provided that if such new account shall not be in the same jurisdiction having the power to tax as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive less as a result of such change than would have been the case if such change had not taken place.”

(e)
ISDA 2002 Master Agreement Protocol.  The parties agree that the definitions and provisions contained in Annexes 1 to 18 and Section 6 of the ISDA 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association Inc. on 15th July 2003 are incorporated into and apply to this Agreement.  References in those definitions and provisions to a "2002 Master" will be deemed to be references to this Master Agreement.

(f)
Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act.  “Tax” as used in Part 2(b) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(g)	No Set-Off.

(i)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c) or Section 6.

(ii)
The following sentence is hereby added to the end of Section 6(e): “Notwithstanding any other provision of this Section, if a Party (the “Paying Party”) would, but for this Section 6(e), be required to pay an amount pursuant to this Section, it may, by giving written notice to the other Party, cause the amount so payable to be reduced by the lesser of (i) such amount and (ii) the aggregate amount payable to the Paying Party pursuant to any demands made under Section 11 on or before the Early Termination Date.”

(h)
ISDA August 2012 and March 2013 DF Protocol Agreements.  No Transactions shall be entered into under this Agreement unless and until such time as (a) both parties have adhered to both the ISDA August 2012 DF Protocol Agreement published on August 13, 2012 and the ISDA March 2013 DF Protocol Agreement published on March 22, 2013 (the “Protocol Agreements”) by delivery to ISDA of an Adherence Letter and (b) each party has delivered to the other party a Questionnaire (in the case of the Questionnaire delivered by the Trust, completed in a manner that is reasonably satisfactory to Party A).  For the purposes of this paragraph (i), the terms “Adherence Letter” and “Questionnaire” shall have the meaning given to them in the Protocol Agreements.

(i)
Notice by Facsimile Transmission.  Section 12(a) is hereby amended by (i) inserting the words “2(b),” between the word “Section” and the number “5”, (ii) replacing the word “or” with “,” after the number “5”, and (iii) inserting the words “or 13(c)” between the number “6” and the word “may” in the second line thereof.

(j)
Offices.  Each party that enters into a Transaction through a branch or office other than its head or home office represents to the other party that, notwithstanding the place of the booking office or jurisdiction of incorporation or organization of such party, the obligations of such party (other than tax withholding and reporting obligations) are the same as if it had entered into the Transaction through its head or home office.  The representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(k)	Downgrade or Withdrawal of Party A’s or Credit Support Provider’s Rating by S&P.

(1)          S&P Options.

This Agreement sets out four options for the definition of Initial S&P Ratings Event, Subsequent S&P Ratings Event and Credit Support Amount (in each case, being “Option 1”, “Option 2”, “Option 3” and “Option 4” (each as set forth in the S&P Ratings Table) respectively and each an “S&P Option.”  On the date of this Schedule, the provisions relating to Option 1 shall apply to this Agreement.  After the date of this Schedule, the S&P Option may be amended in accordance with Part 5(j)(2) below.

(2)          S&P Option Substitution Provisions.

Party A may, upon not less than one Business Days’ notice to the Trust and S&P, (a “S&P Option Switch Notice”), elect that (a) Option 1, Option 2, Option 3 or Option 4 shall apply instead of the previously applicable S&P Option.

With effect from the Business Day following the date the S&P Option Switch Notice is effective (such date, the “Substitution Effective Date”), the definitions of “Initial S&P Required Rating”, “Subsequent S&P Required Rating” and “Credit Support Amount” (as defined in the Credit Support Annex) shall be deemed to have been amended to the equivalent definitions as set out below corresponding to the relevant option elected. The right of Party A to make an election pursuant to this Part 5(j)(2) is subject to the following conditions being satisfied on the Substitution Effective Date:

(A)          no Event of Default or Termination Event has occurred with respect to which Party A is a Defaulting Party or an Affected Party, as the case may be;

(B)          no Subsequent S&P Ratings Event would occur as a result of the election; and

(C)          the Substitution Effective Date may not occur during any extension to the Collateral Remedy Period or Non Collateral Remedy Period pursuant to sub-paragraph (ii) of the definitions thereof.

(l)	S&P Ratings Downgrade Events.

(1)          Initial S&P Ratings Event.  In the event that neither Party A nor any Relevant Entity has the Initial S&P Required Rating (an “Initial S&P Ratings Event”), then:

(A)          Party A shall, within the Collateral Remedy Period, post collateral in accordance with the terms of the Credit Support Annex (unless Option 3 or Option 4 has been elected in accordance with the S&P Option Substitution Provisions set forth above, in which case this sub-paragraph (A) shall not apply); and

(B)          Party A may, at any time following the occurrence of such Initial S&P Ratings Event, at its own discretion and at its own cost:

(i)          transfer all of its rights and obligations with respect to this Agreement to an S&P Eligible Replacement by means of a Permitted Transfer; or

(ii)          procure another person that is an S&P Eligible Replacement to become a co-obligor or guarantor, with any guarantee complying with S&P relevant guarantee criteria, in respect of the obligations of Party A.

The actions set out in sub-paragraphs 5(k)(1)(A) and (B) above shall be “Remedial Actions.”

Without prejudice to any replacement, co-obligor or guarantor’s third party’s obligations to post collateral or take other action if it does not have the Initial S&P Required Rating, Party A will not be required to transfer any collateral in respect of such Initial S&P Ratings Event pursuant to sub-paragraph 5(k)(1)(A) above following completing a Permitted Transfer in accordance with the provisions in sub-paragraphs 5(k)(1)(B)(i) or obtaining a guarantee or co-obligor from an S&P Eligible Replacement in accordance with the provisions in sub-paragraphs 5(k)(1)(B)(ii) above and any Posted Credit Support (as defined in Paragraph 12 of the Credit Support Annex) shall be transferred to Party A in accordance with the terms of the Credit Support Annex.

Following the occurrence of an Initial S&P Ratings Event (that is continuing), Party A shall, upon reasonable request of the Trust or S&P, provide notice, updates and evidence as to the actions it has taken to implement any of the measures in sub-paragraph 5(k)(1) above.

(2)          S&P Subsequent Ratings Event.  In the event that neither Party A nor any Relevant Entity has the Subsequent S&P Required Rating (a “Subsequent S&P Ratings Event”), then:

(A)          Party A shall, within the Collateral Remedy Period, post collateral in accordance with the terms of the Credit Support Annex (unless Option 4 has been elected in accordance with the S&P Option Substitution Provisions set forth above, in which case this sub-paragraph (A) shall not apply); and

(B)          Party A shall use commercially reasonable efforts, within the applicable Non-Collateral Remedy Period and at its own cost, to:

(i)          transfer all of its rights and obligations with respect to this Agreement to an S&P Eligible Replacement by means of a Permitted Transfer; or

(ii)          procure, subject to confirmation by S&P, an S&P Eligible Replacement to become a co-obligor or guarantor, with any guarantee complying with S&P’s relevant guarantee criteria, in respect of the obligations of Party A.

The actions set out in sub-paragraphs 5(k)(2)(A) and (B) above shall be “Remedial Actions.”

Without prejudice to any replacement, co-obligor or guarantor’s third party’s obligations to post collateral or take other action if it does not have the Initial S&P Required Rating, Party A will not be required to transfer any collateral in respect of such Subsequent S&P Ratings Event pursuant to sub-paragraph 5(k)(2)(A) above following completing a Permitted Transfer in accordance with the provisions in sub-paragraphs 5(k)(1)(B)(i) or obtaining a guarantee or a co-obligor from an S&P Eligible Replacement in accordance with the provisions in sub-paragraphs 5(k)(1)(B)(ii) above and any Posted Credit Support (as defined in Paragraph 12 of the Credit Support Annex) shall be transferred to Party A in accordance with the terms of the Credit Support Annex.

Following the occurrence of a Subsequent S&P Ratings Event (that is continuing), Party A shall, upon reasonable request of the Trust or S&P, provide notice, updates and evidence as to the actions it has taken to implement any of the measures in sub-paragraph 5(k)(2) above.

(m)
Fitch Ratings Downgrade Event. In the event that Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, as applicable, does not have credit ratings at least equal to the First Trigger Required Ratings from Fitch (such event, a “First Trigger Downgrade Event”), then the Counterparty shall, as soon as reasonably practicable and so long as a First Trigger Downgrade Event is in effect, at its own expense, within 14 calendar days after the occurrence of such an event, post collateral pursuant to, and subject to the terms of, the Credit Support Annex. The Counterparty may also, so long as a First Trigger Downgrade Event is in effect, at its own expense, within 30 days after the occurrence of such event, procure either (I) a Permitted Transfer or (II) an Eligible Guarantee; provided that upon procuring either a Permitted Transfer or an Eligible Guarantee, Counterparty shall be entitled to a return of collateral posted pursuant to the prior sentence.  In the event that Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, as applicable, does not have credit ratings at least equal to the Second Trigger Required Ratings from Fitch (such event, a “Required Ratings Downgrade Event”), then the Counterparty shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect (but in no event later than 30 days after the occurrence of such event), at its own expense, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.  If Counterparty fails to comply with the provisions of this Section 5(l) the Trust may declare an Additional Termination Event (in which event the Counterparty shall be the sole Affected Party).  For the avoidance of doubt, after the occurrence of a Required Ratings Downgrade Event and while the Counterparty is taking the actions required by this Section 5(l) it shall continue to post collateral and perform all of its obligations under this Agreement.

(n)
Non-Recourse.  Notwithstanding anything to the contrary contained herein, no recourse under any obligation, covenant or agreement of Party B contained in this Agreement shall be had against any shareholder, member, manager, officer, director, employee or agent of Party B, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is an obligation of Party B, and that no personal liability shall attach to or be incurred by the shareholders, members, managers, officers, directors, employees or agents of Party B, as such, or any of them under or by reason of any of the obligations, covenants or agreements of Party B contained in this Agreement or implied therefrom and that any and all personal liability of each such shareholder, member, manager, officer, director, employee or agent for breaches by Party B of any of such obligations, covenants or agreements, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. Party A hereby acknowledges and agrees that notwithstanding anything to the contrary contained herein, any obligation of Party B under this Agreement shall be payable solely to the extent that Available Funds are available therefor in accordance with the priority of payments set forth in the Indenture, provided that this limitation shall be without prejudice to Party A’s entitlement to funds or securities credited to the Collateral Account, to the extent  required to be returned to Party A pursuant to this Agreement or applicable law. The provisions of this Part 5(m) will survive termination of this Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Transfer and Servicing Agreement.

(o)
Consent to Disclosure.  Party B consents to Party A effecting such disclosure as Party A may deem appropriate to enable Party A to transfer Party B’s records and information to process and execute Party B’s instructions, or in pursuance of Party A’s or Party B’s commercial interest, to any of its Affiliates. For the avoidance of doubt, Party B’s consent to disclosure includes the right on the part of Party A to allow access to any intended recipient of Party B’s information, to the records of Party A by any means.

(p)
Amendments, Counterparts and Confirmations.  (i) Notwithstanding the provisions of Section 9(b) and 9(e) of this Agreement, any amendment hereto confirmed by an exchange of electronic messages on an electronic messaging system shall be further evidenced by a written instrument signed by authorized signatories of both parties hereto.

(ii)	Section 9(e)(ii) is hereby amended by inserting the following at the end thereof:

“Each party has the right to request that originally executed Confirmations be exchanged within a reasonable period of time after transmission of Confirmation by an exchange of telexes, electronic messaging or facsimile, and such original copy of Confirmation may not be unreasonably withheld.

(iii)
For each Transaction hereunder, Party A shall promptly send to Party B a Confirmation.  Party B agrees to respond to such Confirmation within one Local Business Day, either confirming agreement thereto or requesting correction of any error(s) contained therein.  Failure by Party B to respond within such time period shall not affect the enforceability or validity of such Transaction.  Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.  Notwithstanding Section 9(e)(ii), Confirmations may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(iv)
Restrictions on Amendments.  Without the consent of the Counterparty, the Trust shall not enter into any amendment, modification or supplement to the Indenture that would materially adversely affect (i) the Counterparty’s ability to enforce or protect its rights or remedies under this Agreement, (ii) the ability of the Trust to timely and fully perform its obligations under this Agreement or (iii) any of the Trust’s obligations under this Agreement that relates to the Counterparty.  No amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto.  Prior to or simultaneous with the execution of any such amendment, modification or supplement, the Rating Agency Condition shall be satisfied with respect to such amendment.

(q)
USA PATRIOT Act Notice.  Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(r)	Transfers.

(i)
Subject to Part 5(t)(ii), neither party may transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of the other party.

(ii)	Party B may transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement pursuant to the Transaction Documents.

(s)
Expenses.  Section 11 shall be deleted in its entirety and replaced by the following: “A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which such Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection and costs incurred in connection with procuring a replacement for this Agreement (other than any amount paid or payable to a replacement counterparty). If, following the making of one or more demands under this Section 11, a reduction is effected pursuant to the last sentence of the first paragraph in Section 6(e), the aggregate amount payable in respect of such demands shall be deemed to be discharged to the extent of the amount of such reduction.”

(t)	Definitions.

(1)           “Indenture” means the Indenture, to be dated as of October 10, 2018, between the Trust and U.S. Bank National Association, as indenture trustee.

(2)          “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, to be dated as of October 10, 2018, among the Trust, Verizon ABS LLC, as depositor, and Cellco Partnership d/b/a Verizon Wireless, as servicer, as marketing agent and as custodian.

(3)          ISDA Definitions.  The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.), without regard to any revision or subsequent edition thereof, shall be incorporated into this Agreement and each Confirmation except as provided for thereof or in the Confirmation.  In the event of any inconsistency between the Definitions and the Agreement or any Confirmation, this Agreement or, as the case may be, such Confirmation, shall prevail.

(4)          Local Business Day.  The definition of “Local Business Day” in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after the word “Confirmation” both times it appears in the definition.

(5)          S&P Downgrade Definitions. For the purposes of Parts 1(l), 5(j) and 5(k) hereof, the following definitions apply:

A.          “Collateral Remedy Period” means the period that commences on (and excludes) the date on which an Initial S&P Ratings Event or Subsequent S&P Ratings Event (as applicable) occurs and ends on (and includes) the later of (i) the 10th Business Day following the date on which such event occurs or (ii) if the Counterparty has, on or before the 10th Business Day following the date on which such event occurs, submitted a written proposal for collateral posting to S&P  and S&P has confirmed to the Counterparty that it will not take rating action as a result of such proposal, the 20th Business Day following the date on which such event occurs.

B.          “Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, including but not limited to payment obligations as well as obligations to post collateral) of the Counterparty or an Eligible Replacement to the Trust under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and is directly enforceable by the Trust, where (I) such guarantee provides that if a guaranteed obligation cannot be performed without an action being taken by the Counterparty, (II) (A), such guarantee provides that, in the event that any of such guarantor’s payments to the Trust are subject to deduction or withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Trust (free and clear of any tax) will equal the full amount the Trust would have received had no such deduction or withholding been required or (B) in the event that any payment (the “Primary Payment”) under such guarantee is made net of deduction or withholding for tax, the Counterparty is required, under this Agreement, to make such additional payment (the “Additional Payment”) as is necessary to ensure that the net amount actually received by the Trust from the guarantor (free and clear of any tax) in respect of the Primary Payment and the Additional Payment will equal the full amount the Trust would have received had no such deduction or withholding been required (assuming that the guarantor will be required to make a payment under such guarantee in respect of the Additional Payment), and (III) the guarantor waives any right of set-off in respect of payments under such guarantee.  In addition, each guarantee proposed to become an Eligible Guarantee shall also satisfy the Rating Agency Condition prior to its becoming an Eligible Guarantee.

C.          “Eligible Guarantor” means, an entity who is an S&P Eligible Replacement.

D.          “Eligible Replacement” means an entity that can lawfully perform the obligations owing to the Trust under this Agreement and is an S&P Eligible Replacement or the obligation of which under this Agreement are guaranteed pursuant to an Eligible Guarantee by an S&P Eligible Replacement.

E.           “Initial S&P Required Ratings” means long-term and, if applicable, short-term, unsecured and unsubordinated debt obligations of an entity are rated at least as high as the S&P Minimum Counterparty Rating corresponding to the then current rating of the Class A Notes and the applicable S&P Option, as specified in the S&P Ratings Table below under the column “Initial S&P Ratings Event”.

F.          “Non-Collateral Remedy Period” means the period that commences on (and excludes) the date on which a Subsequent S&P Ratings Event occurs and ends on (and includes) either (i) the 30th calendar day following the date on which such event occurs if Option 4 has been selected or (ii) the 60th calendar day following the date on which such event occurs if Option 1, 2 or 3 has been selected, provided that such 60-day period may be extended by an additional 30 days if on or before the expiration of the original 60-day period, the Counterparty has submitted a written proposal for collateral posting to S&P and S&P has confirmed to the Counterparty that it will not take rating action as a result of such proposal.

G.          “Option 1” has the meaning given to that term in Part 5(j).

H.          “Option 2” has the meaning given to that term in Part 5(j).

I.          “Option 3” has the meaning given to that term in Part 5(j).

J.          “Option 4” has the meaning given to that term in Part 5(j).

K.          “Permitted Transfer” means a transfer by novation by the Counterparty to a transferee (the “Transferee”) of all, but not less than all, of the Counterparty’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:  (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer neither the Trust nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) the transfer would not give rise to a taxable event or any other adverse Tax consequences to the Trust or its interest holders, as determined by the Trust based upon consultation with tax counsel, (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of the Counterparty under the Agreement and the relevant Transaction, (f) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of the Counterparty’s rights and obligations under the Agreement and all relevant Transactions, (g) the Counterparty will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction), and (h) each of the Rating Agencies has been given prior written notice of such transfer and the Rating Agency Condition is satisfied.

L.          “Rating Agency” means, with respect to any date of determination, S&P, to the extent that such rating agency is then rating any of the securities.

M.          “Rating Agency Condition” means, for an action or request and with respect to a Rating Agency, that, according to the then-current policies of the relevant Rating Agency for that action or request, the Rating Agency has provided notice that the proposed action or request will not result in a downgrade or withdrawal of its then-current rating on any of the Class A Notes.

N.          “Relevant Entities” or, individually, a “Relevant Entity”, means the Counterparty and any guarantor under an Eligible Guarantee in respect of all of the Counterparty’s present and future obligations under this Agreement.

O.          “S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

P.          “S&P Eligible Replacement” means either (a) an entity with Initial S&P Required Rating or (b) an entity with the Subsequent S&P Required Rating, provided that such entity complies with the provisions of Part 5(k)(1)(A) or Part 5(k)(1)(B)(ii) (“Initial S&P Ratings Event”) with respect to its own obligations under the Agreement.

Q.          “S&P Minimum Counterparty Rating” means, in respect of each of Option 1, Option 2, Option 3 or Option 4, the rating of an entity’s long-term, unsecured and unsubordinated debt obligations as specified in the table below (the “S&P Ratings Table”) under the columns “Initial S&P Ratings Event” and “Subsequent S&P Ratings Event”, as applicable:

	Option 1		Option 2		Option 3		Option 4
Current rating of the Class A Notes	Initial S&P Ratings Event	Subsequent S&P Ratings Event	Initial S&P Ratings Event	Subsequent S&P Ratings Event	Initial S&P Ratings Event	Subsequent S&P Ratings Event	Initial S&P Ratings Event	Subsequent S&P Ratings Event
AAA	A*	BBB+	A*	A-	NA	A*	NA	A+
AA+	A*	BBB+	A*	A-	NA	A*	NA	A+
AA	A-	BBB+	A*	A-	NA	A*	NA	A+
AA-	A-	BBB**	A-	BBB+	NA	A-	NA	A*
A+	BBB+	BBB**	A-	BBB+	NA	A-	NA	A*
A	BBB+	BBB**	A-	BBB+	NA	A-	NA	At least as high as the current rating of the Class A Notes
A-	BBB**	BBB-	BBB+	BBB**	NA	BBB+	NA	At least as high as the current rating of the Class A Notes
BBB+	BBB**	BBB-	At least as high as the current rating of the Class A Notes	BBB**	NA	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes
BBB	BBB-	BB+	At least as high as the current rating of the Class A Notes	BBB-	NA	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes
BBB-	At least as high as the current rating of the Class A Notes	BB+	At least as high as the current rating of the Class A Notes	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes
BB+ and below	At least as high as the current rating of the Class A Notes	At least as high as the current rating of the Class A Notes	At least as high as the current rating of the Class A Notes	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes	NA	At least as high as the current rating of the Class A Notes
* To meet the minimum eligible rating of “A”, the entity should also have a short term rating of “A-1”.
**To meet the minimum eligible rating of “BBB”, the entity should also have a short term rating of “A-2”
For purposes of inferring a long-term minimum eligible rating for entities that have only short-term ratings, or in transactions where only short-term ratings on the counterparty are referenced, the following apply:
o 'A-1+' corresponds to 'AA-'.
o 'A-1' corresponds to 'A' for financial institutions, and 'A-' for all other entities.
o 'A-2' corresponds to 'BBB'.
o 'A-3' corresponds to 'BBB-'.

R.          “Subsequent S&P Required Ratings” means long-term, unsecured and unsubordinated debt obligations of an entity are rated at least as high as the S&P Minimum Counterparty Rating corresponding to the then current rating of the Class A Notes and the applicable S&P Option, as specified in the S&P Ratings Table under the column “Subsequent S&P Ratings Event”.

(6)          Fitch Downgrade Definitions. For the purposes of Part 5(l) hereof, the following definitions apply:

A.          “Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, including but not limited to payment obligations as well as obligations to post collateral) of Counterparty or an Eligible Replacement to the Trust under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and is directly enforceable by the Trust, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Trust under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Trust are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Trust (free and clear of any withholding tax) will equal the full amount the Trust would have received had no such withholding been required.  In addition, each guarantee proposed to become an Eligible Guarantee shall also satisfy the Rating Agency Condition prior to its becoming an Eligible Guarantee.

B.          “Eligible Guarantor” means, with respect to Fitch, an entity having a credit rating equal to at least the First Trigger Required Rating.

C.          “Eligible Replacement” means (A) with respect to Fitch, an entity with the First Trigger Required Ratings or (B) an entity whose present and future obligations owing to the Trust are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

D.           “First Trigger Required Ratings” means, with respect to Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, either (i) the unsecured long-term senior debt obligations of the entity are rated “A” or above by Fitch or (ii) the unsecured and unsubordinated short-term debt obligations of the entity are rated “F1” or above by Fitch.

E.          “Fitch” means Fitch, Inc. or any successor to its rating business.

F.          “Permitted Transfer” means a transfer by novation by the Counterparty to a transferee (the “Transferee”) of all, but not less than all, of the Counterparty’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:  (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer neither the Trust nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) the transfer would not give rise to a taxable event or any other adverse Tax consequences to the Trust or its interest holders, as determined by the Trust based upon consultation with tax counsel, (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of the Counterparty under the Agreement and the relevant Transaction, (f) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of the Counterparty’s rights and obligations under the Agreement and all relevant Transactions, (g) the Counterparty will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction), and (h) each of the Rating Agencies has been given prior written notice of such transfer and the Rating Agency Condition is satisfied.

G.          “Rating Agency” means, with respect to any date of determination, Fitch, to the extent that such rating agency is then rating any of the Class A Notes.

H.          “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies then rating the Class A Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Class A Notes.

I.          “Relevant Entities” means the Counterparty and any guarantor under an Eligible Guarantee in respect of all of the Counterparty’s present and future obligations under this Agreement.

J.           “Second Trigger Required Ratings” means, with respect to the Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement either (i) the unsecured long-term senior debt obligations of the entity are rated "BBB+" or above by Fitch or (ii) the unsecured and unsubordinated short-term debt obligations of the entity are rated "F2" or above by Fitch.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this Agreement.

BANK OF AMERICA, N.A.	VERIZON OWNER TRUST 2018-A By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2018-A
By: ………………………………………	By: ………………………………………
Name:	Name:
Title:	Title:
Date:	Date:

Schedule I

Verizon Affiliate

Cellco Partnership
Alltel Communications, LLC
Los Angeles SMSA Limited Partnership, a California Limited Partnership
New York SMSA Limited Partnership
Chicago SMSA Limited Partnership
GTE Mobilnet of California Limited Partnership
GTE Mobilnet of South Texas Limited Partnership
Verizon Wireless of the East LP
Sacramento-Valley Limited Partnership
Seattle SMSA Limited Partnership
GTE Mobilnet of Indiana Limited Partnership
Southwestco Wireless, Inc.
Pittsburgh SMSA Limited Partnership
CommNet Cellular Inc.
Gold Creek Cellular of Montana Limited Partnership
Fresno MSA Limited Partnership
ALLTEL Communications of North Carolina Limited Partnership
Omaha Cellular Telephone Company
Verizon Wireless (VAW) LLC
New Par
Verizon Wireless Tennessee Partnership
Illinois SMSA Limited Partnership
Verizon Wireless Personal Communications LP
Dallas MTA, L.P.
San Antonio MTA, L.P.
Rural Cellular Corporation
ALLTEL Communications Southwest Holdings, Inc.
Alltel Communications of Nebraska LLC
Alltel Communications Wireless, Inc.
Alltel Communications Wireless of Louisiana, Inc.
Jackson Cellular Telephone Co., Inc.
Bell Atlantic Mobile Systems of Allentown, Inc.

Paragraph 13
to the
CREDIT SUPPORT ANNEX
Dated as of October 5, 2018

between
Bank of America, N.A.
(“Party A” or “Counterparty”)

and

Verizon Owner Trust 2018-A
(“Party B” or “Trust”)

To the Schedule to the 2002 ISDA Master Agreement between Party A and Party B, dated as of October 5, 2018 as the same may be amended and modified from time to time

(a)	(i) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations.

With respect to Party A, not applicable.

With respect to Party B, not applicable.

(b)          Credit Support Obligations.

(i)          Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(i) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and the word “that” on the second line of Paragraph 3(a) shall be replaced with the word “a”;

(ii) the sentence beginning “Unless otherwise specified in Paragraph 13” shall be deleted in its entirety and replaced with the following:

“The Delivery Amount applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1) the amount by which the S&P Credit Support Amount exceeds the Value (determined using the S&P Valuation Percentages) of the Pledgor’s Posted Credit Support (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date);

(2) the amount by which the Fitch Credit Support Amount exceeds the Value (determined using the Fitch Valuation Percentages) of the Pledgor’s Posted Credit Support (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).”; and

(3) if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

With respect to the Trust, “Delivery Amount” shall have the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(i) the sentence beginning “Unless otherwise specified in Paragraph 13” shall be deleted in its entirety and replaced by the following:

“The Return Amount applicable to the Transferee for any Valuation Date will equal the least of:

(1) the amount by which the Value (determined using the S&P Valuation Percentages) of the Pledgor’s Posted Credit Support (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds the S&P Credit Support Amount;

(2) the amount by which the Value (determined using the Fitch Valuation Percentages) of the Pledgor’s Posted Credit Support (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds the Fitch Credit Support Amount.”; and

(3) in no event shall the Secured Party be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

In no event shall the Trust be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Return Amount would be greater than zero.

(C)
The term “Credit Support Amount” has the meaning specified in Paragraph 3, as amended by Paragraph 13; provided, however, that if a Ratings Collateral Trigger has occurred and is continuing, the term “Credit Support Amount” shall have the meaning specified under the relevant definition of S&P Credit Support Amount or Fitch Credit Support Amount, as the case may be, with the Credit Support Amount being calculated by reference to the S&P Credit Support Amount or Fitch Credit Support Amount which would result in the Counterparty transferring the greatest amount of Eligible Credit Support.  Under no circumstances will the Counterparty be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with Paragraph 3 of this Credit Support Annex or S&P Credit Support Amount or Fitch Credit Support Amount.

(ii)          Eligible Collateral.  The following items will qualify as “Eligible Collateral”:

Collateral	Fitch Valuation Percentage	S&P Valuation Percentage
Cash (i.e., USD Cash)	100%	100%

Fixed-rate, coupon-bearing Treasury Securities having a remaining maturity on such date of not more than one year	97.5%	100%/97%*
Fixed-rate, coupon-bearing Treasury Securities having a remaining maturity on such date of more than one year but not more than three years	96%	100%/91%*
Fixed-rate, coupon-bearing Treasury Securities having a remaining maturity on such date of more than three years but not more than five years	93.5%	100%/89.5%*
Fixed-rate, coupon-bearing Treasury Securities having a remaining maturity on such date of more than five years but not more than seven years	93%	100%/88%*
Fixed-rate, coupon-bearing Treasury Securities having a remaining maturity on such date of more than seven years but not more than ten years	91%	100%/86.5%*

*With respect to S&P, the government security will have the first listed valuation percentage if it is rated the same as or higher than the relevant notes; otherwise such government security will have the second listed valuation percentage.

“S&P Valuation Percentages” means, in respect of each instrument in the above table, so long as (i) the Counterparty has elected that Option 1, Option 2 or Option 3 applies pursuant to Part 5(j) of the Schedule to this Agreement, (ii) the S&P Threshold for the Counterparty is zero, and (iii) an Initial S&P Ratings Event or a Subsequent S&P Ratings Event has occurred, the corresponding percentage in the column headed “S&P Valuation Percentage”.

“Fitch Valuation Percentages” means, in respect of each instrument in the above table, so long as a Fitch Ratings Downgrade Event has occurred pursuant to Part 5(l) of the Schedule to this Agreement, the corresponding percentage in the column headed “Fitch Valuation Percentage”.

(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: None.

(iv)          Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not applicable.

“Independent Amount” means with respect to Party B:  Not applicable.

(B)	“Threshold” means, with respect to Counterparty: The lower of the S&P Threshold or Fitch Threshold, as applicable.

“S&P Threshold” means with respect to the Counterparty:

(A)  the S&P Threshold shall be zero if (i) the applicable S&P Option pursuant to Part 5(j) of the Schedule to this Agreement Counterparty is Option 1, Option 2 or Option 3, (ii) no Relevant Entity has the Initial S&P Required Rating (in the case of Option 1 or Option 2) or the Subsequent S&P Required Rating (in the case of Option 3) and (iii) the applicable Collateral Remedy Period has expired; and (B) at any other time, Infinity.

“Fitch Threshold” means with respect to the Counterparty:

(A) the Fitch Threshold shall be zero if a First Trigger Downgrade Event has occurred and is continuing for 14 calendar days pursuant to Part 5(l) of the Schedule to this Agreement; and (B) at any other time, Infinity.

“Threshold” means, with respect to the Trust: Infinity.

(C)
“Minimum Transfer Amount” means with respect to the Counterparty and the Trust: $100,000; provided, however, that if an Event of Default has occurred and is continuing with respect to the such party or an Additional Termination Event has occurred in respect of which such party is the Affected Party, the Minimum Transfer Amount with respect to such party shall be zero.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000.

(E)
“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 5(v) (Close-Out Calculations) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of “Exposure”, the words “without assuming that the terms of such Replacement Transactions are materially less beneficial for the Secured Party than the terms of this Agreement” shall be added.

(c)          Valuation and Timing.

(i)
“Valuation Agent” means:  Party A; provided, however, if an Event of Default has occurred and is continuing with respect to Party A, at the request of Party B, the Valuation Agent shall be an independent leading dealer selected by agreement between the parties within one Business Day of Party B’s request to appoint a substitute Valuation Agent who will act as substitute Valuation Agent for so long as such Event of Default is continuing.  If the parties are unable to agree on a substitute Valuation Agent, each of the parties shall select an independent dealer in derivatives who, together, will agree on a third party leading, independent dealer in derivatives to act as substitute Valuation Agent.  All determinations by the Valuation Agent and any substitute Valuation Agent shall be made in good faith and in a commercially reasonable manner.   The fees and expenses of the substitute Valuation Agent shall be met by Party A. Notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent’s calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested in writing to do so by Party B, in each instance, with respect to a Valuation Date for which the Threshold for Party A is zero.

(ii)	“Valuation Date” means each Local Business Day on which the Threshold applicable to Party A is zero or a positive Return Amount exists.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(v)
Paragraph (i)(B) of the definition of “Value” shall be deleted in its entirety and replaced with the following: “(i)(B) a security, the bid price obtained by the Valuation Agent (or, if the Valuation Agent is a Defaulting Party and the Secured Party has, by way of written notice to the Valuation Agent, nominated another entity to calculate the Value of securities, such entity) multiplied by the applicable Valuation Percentage, if any; and”.

(d)
Conditions Precedent and Secured Party's Rights and Remedies.  For purposes of Paragraph 8, each Termination Event will be a “Specified Condition” for that party if the other party has designated an Early Termination Date in connection with the Termination Event.  For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a “Specified Condition” for that party:

	Party A	Party B
Illegality	[ ]	[ ]
Tax Event	[ ]	[ ]
Tax Event Upon Merger	[ ]	[ ]
Credit Event Upon Merger	[ ]	[ ]
The Additional Termination Events specified in Part 1(m) of the Schedule to this Agreement.	[X]	[ ]
The Additional Termination Event specified in Part 1(n) of the Schedule to this Agreement.	[ ]	[X]

(e)	Substitution.

(i)          “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(i)
Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date the Value of Posted Credit Support or of any transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated as follows:

(A)
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which will not be and will be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest will have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date, multiplied by the applicable Valuation Percentage; and

(B)	with respect to any Cash, the amount thereof in U.S. dollars multiplied by the applicable Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply, except to the following extent:

(A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in

Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time;

(B) the Disputing Party need not comply with the provisions of Paragraph 5(ii)(2) if the amount to be Transferred does not exceed the Disputing Party’s Minimum Transfer Amount; and

(C) the terms of Paragraph 5(i)(B) are amended in their entirety as follows: “(B) calculating the Exposure for the Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, the parties will appoint a mutually acceptable leading dealer in the relevant market to make such calculation and such expense will be shared equally by the parties”.

In relation to the foregoing, the Counterparty will, upon request from a Rating Agency, demonstrate to that Rating Agency, the calculation by the Counterparty of the Credit Support Amount and the Value of any Posted Collateral and shall provide notice of the same to the Trust.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians.  Notwithstanding anything to the contrary in Paragraph 6(b), any Posted Collateral shall be held by the Custodian in the Collateral Account (as hereinafter defined).

For the purposes hereof, the Custodian shall be: U.S. Bank National Association, Wilmington Trust, National Association, or a trust company or a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is not affiliated with Party A, (ii) is subject to supervision and examination by federal or State banking authorities, (iii) has a short-term deposit rating of “F1+” from Fitch and “A-1+” from S&P, if rated by S&P, (iv) if the institution holds any Bank Accounts, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch and at least “A” from S&P, if rated by S&P, (v) it is a financial institution located in the United States having total assets of at least $10,000,000,000, and (vi) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.  In the event that the Custodian no longer satisfies the criteria set forth in clauses (i) through (vi) above, Party A and Party B shall use their reasonable best efforts to cause any Posted Collateral to be moved to another financial institution satisfying the conditions of clauses (i) through (vi) above within 60 calendar days.

(ii)          Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B, provided, that if Party A delivers Posted Collateral in book-entry form then such Posted Collateral may be registered in the name of the Custodian or its nominee.

(h)          Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual rate earned on Posted Collateral in the form of Cash that is held by the Custodian.

(ii)
Transfer of Interest Amount.  The Transfer of the Interest Amount will be made no later than on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided that the Trust shall not be obligated to transfer any Interest Amount unless and until it has earned and received the related Interest Amount.

(iii)
Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply; provided, however, notwithstanding any other provision in this Agreement to the contrary, any Interest Amount shall be transferred regardless of whether a Delivery Amount would be created or increased by that Transfer, and thus such Interest Amount shall not constitute Posted Collateral and will not be subject to the security interest granted under Paragraph 2, nor shall it be subject to the rounding provisions of Paragraph 13(b)(iv)(D).

(iv)
“Interest Amount” means, with respect to an Interest Period, any amount of interest received (net of any deduction or withholding for or on account of any tax) by the Secured Party during such Interest Period on the principal amount of the portion of the Posted Credit Support comprised of Cash.

(v)
“Distributions” means, with respect to any Eligible Credit Support comprised in the Posted Credit Support consisting of securities, all principal, interest and other payments and distributions of cash or other property received (net of any deduction or withholding for or on account of any tax) by the Secured Party from time to time.

(vi)
“Distribution Date” means, with respect to any Eligible Credit Support comprised in the Posted Credit Support other than cash, each date on which the Secured Party receives Distributions or, if that date is not a Valuation Date, the next following Valuation Date.

(vii)
Transfer of Distributions.  The Secured Party shall only be obliged to transfer Distributions under Paragraph 6(d)(i) if the Valuation Agent has confirmed in writing that no Delivery Amount would be created or increased by the transfer (and the date of calculation will be deemed a Valuation Date for this purpose).

(i)          Other Eligible Support and Other Posted Support.

(i)          “Value” with respect to Other Eligible Support and Other Posted Support means: Inapplicable

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Inapplicable

(j)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

Bank of America Merrill Lynch
540 W. Madison St., Floor 21
Chicago, IL 60661
United States

Telephone:  (312) 234-3030
Attention:  Collateral Management
Email:  us_otc_margin_management@baml.com

Party B:        As per the ISDA Schedule
One Verizon Way
VC53S-441
Basking Ridge, New Jersey 07920
Attention:  Vice President and Treasurer
Fax:  908-630-2613

(k)          Addresses for Transfers.

Party A:  To be provided by Party A under separate cover.

Party B:  To be provided by Party B under separate cover.

 (l)          Other Provisions.

(i)
Collateral Account.  In the event that the Threshold applicable to Party A has been reduced to zero, Party A shall open and maintain a segregated account with the Custodian, titled as an account of Party A as depositor and entitlement holder (such segregated account the “Collateral Account”).  The Collateral Account shall be subject to a tri-party account control agreement to be entered into among Party A, Party B, and the Custodian (the “Control Agreement”). The Control Agreement shall provide, among other customary matters, that (x) Party A shall be entitled to originate entitlement orders and instructions, and receive interest and distributions, with respect to the Collateral Account so long as Party B has not delivered a notice to the Custodian and Party A to the effect that Party B shall have exclusive control over the Collateral Account, (y) following delivery of such notice of exclusive control the Custodian shall comply with instructions and entitlement orders originated by Party B without further consent by Party A, and (z) the Control Agreement shall terminate on the fifth business day following delivery of a notice from Party A to the Custodian and Party B that Party A has designated an Early Termination Date in respect of all Transactions for the reason that Party B is the Defaulting Party or the sole Affected Party with respect to a Termination Event, unless such notice is contested by Party B within such period of five business days. Party B agrees that it shall not assert exclusive control over, or originate entitlement orders or instructions for the disposition of funds with respect to, the Collateral Account unless the conditions for the exercise of its rights and remedies pursuant to Paragraph 8(a) are met and such assertion of exclusive control or origination of instructions or entitlement orders is for the purpose of exercising such rights and remedies.

Upon the written request of either Party A or Party B at any time after the execution of this Credit Support Annex, Party A and Party B shall use their reasonable best efforts to negotiate and enter into a Control Agreement with the Custodian that satisfies the criteria described in this Paragraph 13(l)(i) and otherwise is reasonably acceptable to Party A and Party B.

(ii)	Modification to Paragraph 6(d)(i) – Distributions: Paragraph 6(d)(i) shall be amended so that the phrase “or is deemed to receive” is hereby deleted.

(iii)
Modification to Paragraph 7 – Events of Default:  Clause (i) of Paragraph 7 will not apply to Party A as Pledgor and will apply to Party B as Secured Party solely in respect of Party B’s obligations under Paragraphs 3(b), 6(d) and 8(d) of the Credit Support Annex.

(iv)	Calculations. Paragraph 4(c) shall be amended by inserting the words “, S&P Credit Support Amount and Fitch Credit Support Amount” after the world “Value”.

(v)
Expenses.  Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support and/or Posted Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor pursuant to this Annex.

(vi)	Single Pledgor and Single Secured Party. Party A shall always be the Pledgor and Party B shall always be the Secured Party.

(vii)
Exchange.  The Secured Party shall only be obliged to transfer Eligible Credit Support or Posted Credit Support under Paragraph 4(b) if the Valuation Agent has confirmed in writing that no Delivery Amount would be created or increased by the transfer (and the date of calculation will be deemed a Valuation Date for this purpose).

(viii)
Additions to Paragraph 12 – Additional Definitions:  Terms used herein and not defined herein shall have the meanings ascribed to such terms in the Schedule.  The following definitions of, “Ratings Criteria”, “Ratings Collateral Trigger”, “Treasury Securities”, and “VB” shall be added to Paragraph 12 of this Annex:

“Ratings Criteria” means, the criteria used by S&P (“S&P Criteria”) and the criteria used by Fitch as set out in the report by Fitch dated 23 May 2017 and entitled Structured Finance and Covered Bonds Counterparty Rating Criteria: Derivative Addendum (“Fitch Criteria”) for the purposes of determining the amount of Eligible Credit Support the Counterparty is required to transfer hereunder following a Ratings Collateral Trigger.   Where the Counterparty is required to post collateral in accordance with more than one Ratings Criteria, the Counterparty will be required to post collateral in accordance with such Ratings Criteria which produces the highest Delivery Amount and the lowest Return Amount.

Fitch Criteria

“Fitch Credit Support Amount” shall mean, for any Valuation Date:

(a)	if the Fitch Threshold for such Valuation Date is zero, an amount in U.S. dollars equal to:

(i)
if the Pledgor has a Fitch Short-term Rating of "F2" or better or a Fitch Long-term Rating of "A-" or better, the greater of (A) the sum of the following for each Transaction hereunder: (1) the Secured Party's Exposure plus (2) the product of (w) 100%, multiplied by (x) the Fitch Volatility Cushion, multiplied by (y) 60%, multiplied by (z) the Notional Amount and (B) zero; or

(ii)
otherwise, the greater of (A) the sum of the following for each Transaction hereunder: (1) the Secured Party's Exposure plus (2) the product of (w) 100%, multiplied by (x) the Fitch Volatility Cushion, multiplied by (y) the Notional Amount and (B) zero;

(b)          if the Fitch Threshold for such Valuation Date is infinity, zero.

"Fitch Volatility Cushion" means the percentage set forth in the following table with respect to any Transaction:

	Weighted Average Life of Hedge in Years(1)
Note Rating	< 1	1 - 3	3 - 5	5 – 7
AA-sf or Better	0.75%	2.25%	3.50%	4.50%
Below AA-sf	0.50%	1.50%	2.50%	3.00%
____________ (1) Calculated assuming zero defaults and using a zero prepayment assumption.

S&P Criteria

“S&P Credit Support Amount” shall mean:  (A) if the Counterparty has elected that Option 1 applies pursuant to Part 5(j) of this Agreement and if an Initial S&P Ratings Event or a Subsequent S&P Ratings Event has occurred and is continuing after the last day of the Collateral Remedy Period, an amount equal to the sum of (i) 100% of the Exposure plus (ii) the VB multiplied by the sum of the Notional Amounts, determined on such Valuation Date, of the outstanding Transactions; (B) if the Counterparty has elected that Option 2 applies pursuant to Part 5(j) of this Agreement and (i) if an Initial S&P Ratings Event has occurred and is continuing after the last day of the Collateral Remedy Period, an amount equal to 125% of the Secured Party`s Exposure or (ii) a Subsequent S&P Ratings Event has occurred and is continuing after the last day of the Collateral Remedy Period, the greater of (1) an amount equal to the sum of (i) 100% of the Exposure plus (ii) the VB multiplied by the sum of the Notional Amounts, determined on such Valuation Date, of the outstanding Transactions and (2) the product of (i) the

Exposure determined on such Valuation Date, and (ii) 1.3, or (C) if the Counterparty has elected that Option 3 applies pursuant to Part 5(j) of this Agreement and if the Subsequent S&P Ratings Event has occurred and is continuing after the last day of the Collateral Remedy Period, an amount equal to the product of (i) 100% of the Exposure determined on such Valuation Date, and (ii) 1.25.

“Ratings Collateral Trigger” means the occurrence with respect to the Counterparty of an Initial S&P Ratings Event, Subsequent S&P Ratings Event, First Trigger Downgrade Event or a Required Ratings Downgrade Event.

“Treasury Securities” means U.S. Dollar-denominated senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.

“VB” means, on any date, an amount equal to the relevant percentage specified in the table below or otherwise agreed between the Counterparty and S&P, as being applicable to swap transactions of a type and tenor (by reference to the legal final maturity date of a swap transaction) equivalent to the Transaction).

Swap tenor – remaining weighted-average time to legal final in years	Volatility Buffer in respect of the Notional Amount of
	Option 1	Option 2
	interest rate cap (%)	interest rate cap(%)
Less than or equal to 3	8.5	3.0
Greater than 3 and less than or equal to 5	12.5	4.0
Greater than 5 and less than or equal to 10	15	5.0

For the purposes of the above table, “legal final” will be the “Termination Date” as such term is defined in the Confirmation.

(ix)
Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of the Counterparty or the Trust, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party’s rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.

(x)	In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:

Eligible Collateral;

Exposure; and

Posted Collateral

shall each be expressed in US Dollars.  If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.

(m)
Agreement as to Single Secured Party and Pledgor.  The Counterparty and the Trust agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term “Secured Party” as used in this Annex shall mean only the Trust, (b) the term “Pledgor” as used in this Annex shall mean only the Counterparty, and (c) only the Counterparty makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(n)
Covenants of the Pledgor.  So long as the Agreement is in effect, the Counterparty covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Counterparty, except the security interest created hereunder, any security interests or other encumbrances created by the Trust and any security interests in favor of Custodian or the relevant clearing system; and subject to the foregoing it will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Trust.

(o)
Costs of Transfer and Collateral Account.  Notwithstanding Paragraph 10, (i) Party A will be responsible for, and will reimburse Party B for all transfer taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor hereunder and (ii) for all costs associated with the establishment and maintenance of the Collateral Account.

(p)
Cumulative Rights.  The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Collateral created pursuant to this Annex.

(r)	Swap Transactions. References throughout this Annex to “Swap Transactions” are deleted.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANK OF AMERICA, N.A.	VERIZON OWNER TRUST 2018-A By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2018-A
By:_______________________________ Name: Title: Date:	By: _______________________________ Name: Title: Date: